US-DOCS\125415451.2 GATX CORPORATION DIRECTORS’ VOLUNTARY DEFERRED FEE PLAN AMENDED AND RESTATED AS OF JANUARY 1, 2022 Section 1. PURPOSE AND EFFECTIVE DATE. The purpose of the Directors’ Voluntary Deferred Fee Plan is to provide to non-employee directors of GATX Corporation (the “Company”) an opportunity to receive that portion of their annual retainers and meeting attendance fees on a deferred basis, and to provide investment alternatives with respect thereto. The Directors’ Deferred Fee Plan was amended and restated effective July 1, 1998, January 1, 2005 and January 1, 2017. The Directors’ Deferred Fee Plan is further amended, restated, and continued in the form set forth herein. The Plan (as so amended and restated) is effective with respect to amounts that were first accrued and vested under the Plan after December 31, 2004. Section 2. DEFINITIONS. Unless the context otherwise requires, the following words as used herein shall have the following meanings: (a) Affiliate. The term “Affiliate” means any person with whom the Company is considered to be a single employer under section 414(b) of the Internal Revenue Code (the “Code”) and any person with whom the Company would be considered a single employer under section 414(c) of the Code. (b) Board. The term “Board” means the Board of Directors of the Company. (c) Change in Control Event. The term “Change in Control Event” shall have the meaning ascribed to it under Treas. Reg. §1.409A-3(i)(5). (d) Deferral Election. The term “Deferral Election” means the deferral election form attached hereto as Exhibit A (subject to such modification as the Administrator may make from time to time) that is filed with the Administrator or his or her delegate or filed in accordance with such procedure as may be specified by the Administrator from time to time, whereby a Participant may elect to defer the Director’s Fees and/or Director’s Equity under the Plan. The Deferral Election shall indicate (i) the percentage of the Director’s Fees to be deferred, (ii) whether the amount of Director’s Fees so deferred shall be credited to a Deferred Fee Account and bear interest as provided in Section 5 or invested in Restricted Stock Units to be held in the Phantom Stock/RSU Account as provided in Section 6, or the extent to which the Director’s Fees should be divided between the Deferred Fee Account and the Phantom Stock/RSU Account and (iii) whether or not the Director’s Equity shall be deferred. (e) Deferred Fee. The term “Deferred Fee” means that part of the Director’s Fees elected to be deferred hereunder.

2 US-DOCS\125415451.2 (f) Deferred RSUs. The term “Deferred RSUs” means any Director's Equity elected to be deferred hereunder. (g) Director’s Equity. The term “Director’s Equity” means the annual equity component of the retainer paid to each director for services to the Board, payable in the form of Restricted Stock Units. (h) Director’s Fees. An individual’s “Director’s Fees” means the portion of the annual cash retainer and Board and committee meeting attendance fees paid to each director who is not an employee of the Company or the Affiliates, that, in the absence of deferral under this Plan, would be paid in cash. Director’s Fees for any calendar year shall mean the Participant’s fees payable by the Company with respect to services performed during that calendar year. (i) Distribution Election. The term “Distribution Election” means the form filed with the Administrator in accordance with such procedure as may be specified by the Administrator from time to time, whereby a Participant may elect the time at which Deferred Fee amounts or Deferred RSUs are to be paid under the Plan, subject to the provisions of Section 8. (j) Participant. The term “Participant” means an eligible member of the Board who elects to participate in the Plan. (k) Performance Period. The term “Performance Period” means the period of service for which the right to the compensation arises. (l) Quarter. The term “Quarter” means each of the three calendar month periods ending on the last day of January, April, July and October, respectively. (m) Quarterly Deferral Amount. The term “Quarterly Deferral Amount” means the amount of the Deferred Fee that would otherwise be payable to a participating director each Quarter during the term hereof. (n) Related Plans. The term “Related Plans” means this Plan and any other account balance plan providing for the deferral of compensation at the election of the director that is required to be aggregated with this Plan pursuant to Treas. Reg. §1.409A-1(c)(2)(A). (o) Restricted Stock Units or RSUs. The term “Restricted Stock Units” or “RSU” means the right to receive a share of the Company’s common stock either upon vesting, or if such RSU is deferred under this Plan at the time provided in Section 8. (p) Specified Employee. The term “Specified Employee” shall be defined in accordance with Treas. Reg. §1.409A-1(i) and such rules as may be established by the Chief Executive Officer of the Company or his or her delegate from time to time. (q) Termination Date. An individual’s “Termination Date” is the date on which the individual ceases to serve on the boards of directors of the Company and the Affiliates

3 US-DOCS\125415451.2 and incurs a “separation from service” from the Company within the meaning of Section 409A, subject to the following: (i) A director will be deemed to have ceased to serve on the board of directors of the Company and the Affiliates at the time the director and the Company reasonably anticipate that a level of bona fide services the individual would perform for the Company and the Affiliates as a director after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the individual has performed services as a director for the Company and the Affiliates for less than 36 months). (ii) The relationship as a director will be treated as continuing intact while the individual is on a bona fide leave of absence (determined in accordance with Treas. Reg. §1.409A-1(h)). (r) Unforeseeable Emergency. The term “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that the determination of Unforeseeable Emergency shall be made by the Administrator in a manner that is consistent with the meaning of Unforeseeable Emergency set forth in Treas. Reg. 1.409A-3(i)(3). (s) Valuation Date. The term "Valuation Date" means (i) with respect to the Deferred Fee Account the last day of each calendar month, and (ii) with respect to the Phantom Stock/RSU Account and the Deferred RSUs the last day of each Quarter. Section 3. ELIGIBILITY. Each member of the Board who is not an employee of the Company or the Affiliates shall be eligible to participate in the Plan as of the first day he/she begins service on the Board, by electing to defer the Board member’s Director's Fees and/or Director's Equity in accordance with the following provisions of the Plan. Section 4. ELECTION TO DEFER COMPENSATION. (a) In General. Subject to the following provisions of this Section 4, any election by an eligible individual to defer Director’s Fees or Director’s Equity for services performed during any calendar year may be deferred under the Plan only if the Deferral Election is filed no later than the last day of the preceding calendar year. (b) Initial Participation. For the first calendar year in which an individual becomes eligible to participate in any of the Related Plans, the individual may make an initial Deferral Election to participate in this Plan, provided that such election must be made by filing a Deferral Election to defer the Director’s Fees or Director’s Equity within 30 days after the date the individual initially becomes eligible to participate in any of the Related

4 US-DOCS\125415451.2 Plans, and may only apply with respect to the Director’s Fees and Director’s Equity paid or earned for services to be performed after the election is filed. If an election is filed after the beginning of a Performance Period, the election may apply to no more than an amount equal to the total amount of the Director’s Fees or Director’s Equity for that Performance Period multiplied by the ratio of the number of days remaining in the Performance Period after the election over the total number of days in the Performance Period. (c) Date of Filing. For purposes of this Section 4, a Deferral Election will be deemed to be filed on the later of the date it is filed with the Administrator or the date on which it becomes irrevocable. In the case of a Deferral Election described in paragraph (b) above that is with respect to the date an individual initially becomes eligible to participate in any of the Related Plans, and in the absence of provisions in the Deferral Election to the contrary, (i) if the Deferral Election is filed on or before such initial eligibility date, it will be considered to become irrevocable on the date such individual initially becomes eligible to participate in any of the Related Plans, and (ii) if the Deferral Election is filed after such initial eligibility date, it will be considered to become irrevocable on the 30th day after such initial eligibility date. An election shall be considered to be irrevocable for any year as of the date it can no longer be changed with respect to Director’s Fees for that year. (d) Determination of Eligibility. For purposes of paragraph (b) above, an individual is deemed to be eligible to participate in any of the Related Plans at any time during which, under the respective plan’s terms and without further amendment or action by the plan sponsor, the individual is eligible to accrue an amount of deferred compensation (as that term is used in Treas. Reg. §1.409A-2(a)(7)) under the plan other than earnings on amounts previously deferred, even if the individual has elected not to accrue (or has not elected to accrue) an amount of deferred compensation under that plan. (e) Withdrawal From Plan. A Participant’s Deferral Election for any calendar year shall remain in effect for each subsequent calendar year unless it is modified or revoked prior to the first day of the calendar year as to which the modification or revocation applies. Such modification or revocation may be effected by submitting a completed notice of modification and withdrawal on the election form attached hereto as Exhibit A. Elections with respect to any calendar year shall be irrevocable during that calendar year. Section 5. DEFERRED FEE ACCOUNT. A Deferred Fee Account shall be maintained for each Participant electing to receive interest on his or her Deferred Fees. Cash and interest thereon shall be credited to a Participant’s Deferred Fee Account as set forth in the following paragraph. Until the Valuation Date preceding payment of the Deferred Fees to a Participant in accordance with Section 8, all amounts credited to a Participant’s Deferred Fee Account shall accrue interest at a rate equal to the twenty-year U.S. Government bond rate in effect on the 15th day of January, April, July and October of each year. Interest shall be compounded monthly, and shall be accrued as of the last day of each calendar month. As promptly as practicable following the close

5 US-DOCS\125415451.2 of each Quarter, a statement will be sent to each Participant reflecting the balance in his or her Deferred Fee Account as of the end of such Quarter. Section 6. PHANTOM STOCK/RSU ACCOUNT. A Participant may elect to invest all or a portion of his or her Deferred Fees in units of phantom stock (prior to April 22, 2022) or RSUs (on and after April 22, 2022). In such case, the Participant’s Phantom Stock/RSU Account will be credited each Quarter in which his or her election remains in effect with the number of units of phantom stock or RSUs equal to the result obtained by dividing the portion of the Quarterly Deferral Amount to be invested in phantom stock by the average of the high and low price of the Company’s common stock on the New York Stock Exchange on the last trading day of each Quarter. Until distribution as provided herein, the Participant’s Phantom Stock/RSU Account will be credited with additional units of phantom stock representing dividends declared on the Company’s common stock based on the average of the high and low price of such stock on the New York Stock Exchange on the date such dividend is paid. The Phantom Stock/RSU Account will be merely a bookkeeping entry on the Company’s books (or may be represented as an account with the Company's stock plan administrator) so that no trust or escrow arrangement will be used and the Participant will remain a general, unsecured creditor with respect to his or her account. As promptly as practicable following the end of each Quarter, a statement will be sent to each Participant reflecting the balance in his or her Phantom Stock/RSU Account as of the end of such month. Section 7. DEFERRED RSUS – DIVIDEND EQUIVALENTS A Participant who elects to defer Director’s Equity under the Plan on and after April 22, 2022 will have “Deferred RSUs” entitling the Participant to a number of shares of the Company’s common stock equal to the number of Restricted Stock Units granted to such Participant as the Director’s Equity so deferred. Until distribution as provided herein, the Participant’s Deferred RSUs will be credited with additional Restricted Stock Units equal to the result obtained by dividing the dividends paid on an equal number of shares of the Company’s common stock for each calendar year by the average of the high and low price of such stock on the New York Stock Exchange on the date such dividend is paid. The Deferred RSUs will be merely a bookkeeping entry on the Company’s books (or may be represented as an account with the Company's stock plan administrator), but no trust or escrow arrangement will be used and the Participant will remain a general, unsecured creditor with respect to his or her Deferred RSUs. As promptly as practicable following the end of each calendar year, a statement will be sent to each Participant reflecting the balance of his or her Deferred RSUs as of the end of such year. Section 8. PAYMENT OF DEFERRED FEES AND DEFERRED RSUS. (a) Distributions Pursuant to Participant’s Elections. (i) By filing a Distribution Election, a Participant may elect to receive distribution of benefits under the Plan in (A) a lump sum in a specified calendar year, or in annual

6 US-DOCS\125415451.2 installments, not to exceed ten, commencing in a specified calendar year, provided that such year of payment or commencement, respectively, may not be later than the second calendar year following the calendar year in which the Participant’s Termination Date occurs, or (B) in a lump sum that is made, or in annual installments, not to exceed ten, that commence in the calendar year in which the Participant’s Termination Date occurs, or in the first or second calendar year following the calendar year in which the Participant’s Termination Date occurs. Subject to Section 8(e)(iv) and to the following sentence, distribution to be made in any year in accordance with this Section 8 shall be made on February 15 of that calendar year; provided that if the distribution is to be made in the calendar year in which the Participant’s Termination Date occurs, distribution shall be made on the Participant’s Termination Date. A Participant’s Distribution Election may also specify that distribution of Plan benefits will be accelerated to the date of a Change in Control Event. (ii) A director may elect a different time of payment for benefits attributable to Director's Fees or Director's Equity and may also elect a different time of payment for each different calendar year of service, provided that the Distribution Election applicable to Director’s Fees and Director’s Equity attributable to services for any calendar year must be filed no later than the date for filing the Deferral Election for such fees. (iii) In the absence of filing a timely Distribution Election for fees deferred under the Plan for any calendar year, distribution of amounts attributable to that year shall be paid in a lump sum on the Participant’s Termination Date. (b) Distributions Upon Death of Participant. If a Participant’s Termination Date occurs on or after January 1, 2005 by reason of death, or if a Participant dies prior to having received all annual installments otherwise scheduled to be paid to him under this Section 8, the Participant’s executor or administrator will receive a lump sum payment equal to the Account balances and Deferred RSUs determined as of the Valuation Date next prior to the date of actual distribution. Subject to Section (e)(iv) below, such payment shall be made within 30 days after the date of death. (c) Distributions Upon Occurrence of Unforeseeable Emergency. A Participant may request the Administrator to allow withdrawal from the Participant’s Accounts and Deferred RSUs in the event of an Unforeseeable Emergency. Distributions because of an Unforeseeable Emergency shall be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution). However, in making the determination of amounts reasonably necessary to satisfy the emergency need, the Administrator is not required to take into account any additional compensation that due to the Unforeseeable Emergency is available under another nonqualified deferred compensation plan but has not actually been paid, or that is available due to the Unforeseeable Emergency under another plan

7 US-DOCS\125415451.2 that would provide for deferred compensation except due to the application of the effective date provisions under Treas. Reg. §1.409A-6. (d) Distributions to Specified Employees. If a Participant is a Specified Employee at the Participant’s Termination Date, and distribution is made to the Participant by reason of the occurrence of such Termination Date, distributions of benefits under the Plan may not be made before the date that is six months after the Participant’s Termination Date or, if earlier, the date of death of the Participant. At the end of the six-month period described in the preceding sentence, amounts that could not be paid by reason of the limitation in this Section (d) shall be paid on the first day of the seventh month following the Termination Date. (e) General Distribution Rules. Distributions of amounts under the Plan are subject to the following: (i) Amount of Lump Sum Distributions. If a Participant’s Account balances and Deferred RSUs are to be distributed in a lump sum in accordance with this Section 8, the distribution shall be comprised of: (A) a cash payment equal to the amount credited to the Participant’s Deferred Fee Account as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made; plus (B) shares of the Company’s common stock equal in amount to the sum of the number of units of phantom stock credited to the Participant’s Phantom Stock/RSU Account and the number of Deferred RSUs as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made. If, after the Valuation Date used to determine the amount of cash and number of shares to be distributed, additional amounts of cash or RSUs are credited to the Participant’s Accounts or as Deferred RSUs, such amounts (including shares of stock with respect to the Phantom Stock/RSU Account and Deferred RSUs) shall be distributed as soon as practicable after being credited. (ii) Amount of Annual Installment Distributions. If a Participant’s Account balances and Deferred RSUs are to be distributed in annual installments in accordance with this Section 8, each annual installment distribution shall be comprised of: (A) a cash payment equal to the amount credited to the Participant’s Deferred Fee Account of as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of annual installments elected minus the number of annual installments, if any, previously paid; plus (B) shares of the Company’s common stock equal in amount to the number of units of phantom stock or RSUs credited to the Participant’s Phantom Stock/RSU Account and/or Deferred RSUs as of the Valuation Date coincident with or immediately preceding the date on which the distribution is in fact made, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of annual installments elected minus the number of annual installments, if any, previously distributed, provided that any fractional units of phantom stock/RSUs and Deferred RSUs shall be paid in cash. If, after the Valuation Date used to determine the amount of cash and number of shares to be

8 US-DOCS\125415451.2 distributed as the final installment, additional amounts of cash, phantom units, RSUs are credited to the Participant’s Accounts and Deferred RSUs under the Plan, such amounts (including shares of stock with respect to the Phantom Stock/RSU Account and the Deferred RSUs) shall be distributed as soon as practicable after being credited. If Participant’s Account balances or Deferred RSUs are to be distributed in annual installments in accordance with this Section 8 but such Account balances and Deferred RSUs are less than the applicable annual elective deferral limits set by the Internal Revenue Service, the distribution shall instead be made in a single lump sum cash payment. (iii) Deferrals During Year of Termination. For the avoidance of doubt, it is recited that Director’s Fees or Director’s Equity that are deferred with respect to any calendar year shall be allocated to the Participant’s Accounts and as Deferred RSUs, as applicable, in accordance with the provisions of the Plan and shall be distributed in accordance with the terms of the Plan, regardless of whether the Participant’s Termination Date occurs during that year. (iv) Permitted Date of Distribution. For purposes of Code section 409A, a distribution will be considered to be made under the Plan as of the date specified in the Plan if it is made no later than the end of the calendar year in which such date occurs or, if later, by the 15th day of the third calendar month following that specified date, provided that the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment. The foregoing provisions of this paragraph (iv) are intended to conform the payments under this Plan to the requirements of Code section 409A, and shall not be construed to permit delay by the Company of payment of amounts due earlier in accordance with this Agreement. (v) Fractional Shares. Cash shall be paid in lieu of any fractional share of Company stock that would otherwise be distributed with respect to the Phantom Stock/RSU Account or Deferred RSUs. (vi) Application of Section 8. Distributions from a Participant’s Deferred Fee Account, Phantom Stock/RSU Account and/or Deferred RSUs may only be made pursuant to the provisions of this Section 8. Section 9. PARTICIPANT’S RIGHTS UNSECURED. No fund is to be created to meet payment obligations under this Plan, and the right of a Participant to receive any unpaid portion of any amounts credited to the Participant’s Deferred Fee Account and/or Phantom Stock Account shall be an unsecured claim against the general assets of the Company. Section 10. NON-ASSIGNABILITY. The right of a Participant to receive any unpaid portion of any amounts credited to his or her Deferred Fee Account, Phantom Stock/RSU Account and/or Deferred RSUs shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except that a Participant may designate, on forms provided by the Company, a

9 US-DOCS\125415451.2 beneficiary to receive benefits under the Plan in the event of such Participant’s death. If there is no beneficiary designation in effect for a Participant, or if there is no surviving designated beneficiary, then the benefits specified hereunder shall be distributed in accordance with the applicable laws of descent and distribution. Section 11. ADMINISTRATION. The “Administrator” of this Plan shall be the Executive Vice President, Human Resources of the Company, who shall have authority to adopt rules and regulations for carrying out the Plan and to interpret and implement the provisions hereof. Section 12. AMENDMENT AND TERMINATION This Plan may at any time be amended, modified or terminated by the Board. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to the Participant’s Deferred Fee Account, Phantom Stock Account and/or Deferred RSUs. No such amendment, modification, or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.